For The Six Months Ended
                                                            January 31
                                                       2002            2001
                                                 ------------   ------------

Shares outstanding                                  7,928,099      6,504,351
                                                 ------------   ------------
Weighted average shares outstanding                 7,222,028      6,145,403
Stock Options                                       1,985,540      1,412,675
Warrants                                                   --      1,797,500
                                                 ------------   ------------
      Total weighted average shares outstanding     9,207,568      9,355,578
                                                 ============   ============

Net income (loss)                                 $  (797,214)   $  (934,449)
                                                 ============   ============
Basic Net Earnings (Loss) per share               $     (0.11)   $     (0.15)
                                                 ============   ============
Diluted Net Earnings (Loss) per share             $     (0.11)   $     (0.15)
                                                 ============   ============